Exhibit 99.1

   SERVICE CORPORATION INTERNATIONAL TO PRESENT AT BANC OF AMERICA SECURITIES
                     HEALTH CARE CONFERENCE ON MAY 17, 2005

    HOUSTON, MAY 13 /PRNEWSWIRE-FIRSTCALL/ -- SERVICE CORPORATION International (NYSE: SCI) announced today that the Company's President and Chief Executive Officer, Tom Ryan, will make a presentation at the Banc of America Securities Health Care Conference to be held in Las Vegas, Nevada at 5:40 p.m. (Eastern) on Tuesday, May 17, 2005. The presentation will be webcast live and will be available through the Investor Relations section of the Company's website at http://www.sci-corp.com/InvestorPres.html . An audio replay of the webcast will be available on the Company's website through June 3, 2005. The presentation slides will be archived for a period of approximately ninety days.

    Service Corporation International, headquartered in Houston, Texas, owns and operates funeral service locations and cemeteries. We have an extensive network of businesses including 1,169 funeral service locations and 390 cemeteries in North America as of March 31, 2005. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com .

    For additional information contact:

    Investors:  Debbie Young - Director / Investor Relations
                (713) 525-9088

    Media:      Terry Hemeyer - Managing Director / Corporate Communications
                (713) 525-5497

SOURCE  Service Corporation International
    -0-                             05/13/2005
    /CONTACT: investors, Debbie Young, Director-Investor Relations, +1-713-525-9088, or media, Terry Hemeyer, Managing Director-Corporate Communications, +1-713-525-5497, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com
                http://www.sci-corp.com/InvestorPres.html /

_